UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 9, 2021

NELNET, INC.
(Exact name of registrant as specified in its charter)

Nebraska	001-31924	84-0748903
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 South 13th Street, Suite 100
Lincoln,	Nebraska	68508
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (402) 458-2370
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, Par Value $0.01 per Share	NNI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                    ☐

Item 1.01 Entry into a Material Definitive Agreement.
On June 9, 2021, each of Nelnet Servicing, LLC (“Nelnet Servicing”) and Great Lakes Educational Loan Services, Inc. (“Great Lakes”), both subsidiaries of Nelnet, Inc. (the “Company”), received Modifications of Contract with an effective date of June 15, 2021 (collectively the “Modifications”) from the United States Department of Education (the “Department”), pursuant to which the Department exercised its option to extend the student loan servicing contracts between the Department and each of Nelnet Servicing and Great Lakes (the “Servicing Contracts”) from June 14, 2021 through December 14, 2021. As previously reported by the Company, Nelnet Servicing and Great Lakes are two of four private sector companies awarded student loan servicing contracts by the Department in June 2009 to provide additional servicing capacity for loans owned by the Department, with additional not-for-profit servicers subsequently added by the Department. Loan servicing volumes under the Servicing Contracts, as amended by the Modifications, remain subject to the existing terms and conditions of the Servicing Contracts. The Consolidated Appropriations Act, 2021, signed into law on December 27, 2020, provides that the Department may extend the period of performance for the Servicing Contracts, as amended by the Modifications, for up to two additional years to December 14, 2023.
Forms of the Modifications received by Nelnet Servicing and Great Lakes are filed as Exhibits 10.1 and 10.2, respectively, to this report.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1	Form of Modification of Contract dated effective as of June 15, 2021 for Student Loan Servicing Contract between the United States Department of Education and Nelnet Servicing, LLC.

10.2
Form of Modification of Contract dated effective as of June 15, 2021 for Student Loan Servicing Contract between the United States Department of Education and Great Lakes Educational Loan Services, Inc.

104	Cover Page Interactive Data File (formatted as Inline XBRL and included as Exhibit 101).

Forward-looking and cautionary statements
This report contains forward-looking statements that involve risks and uncertainties. The words “extend,” “may,” “potential,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements. These statements are based on management’s current expectations as of the date of this report and are subject to known and unknown risks and uncertainties that may cause actual results or performance to differ materially from those expressed or implied by the forward-looking statements. Such risks include, but are not limited to, risks related to the ability to successfully maintain and increase allocated volumes of student loans serviced by the Company under existing and any future servicing contracts with the Department, which current contracts accounted for 27 percent of the Company's revenue in 2020, risks that the current Servicing Contracts will not be extended beyond December 14, 2021, risks to the Company related to the Department's initiatives to procure new contracts for federal student loan servicing, including the pending and uncertain nature of the Department's NextGen and Interim Servicing Solution procurement processes (under which awards of new NextGen contracts have been made to other service providers), the possibility that awards or evaluations of proposals may be challenged by various interested parties and may not be finalized or implemented for an extended period of time or at all, risks that the Company may not be successful in obtaining any of such potential new contracts, and risks related to the Company's ability to comply with agreements with third-party customers for the servicing of Federal Direct Loan Program, Federal Family Education Loan Program, and private education and consumer loans.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NELNET, INC.
Date: June 10, 2021                By:    /s/ JAMES D. KRUGER
Name:    James D. Kruger
Title:    Chief Financial Officer